UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 7, 2015

TETRA Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On December 8, 2015, TETRA Technologies, Inc. (the “Company”) issued a press release announcing the completion of its previously announced tender offer (the “Tender Offer”) to purchase for cash up to $25,000,000 aggregate principal amount of the Company’s outstanding 5.09% Senior Notes, Series 2010-A, due December 15, 2017 and 5.67% Senior Notes, Series 2010-B, due December 15, 2020 (collectively, the “Notes”). A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01. Other Events.

On December 8, 2015, the Company announced the completion of the Tender Offer. The offered consideration for Notes purchased in the Tender Offer was an amount, payable in cash, equal to $100,000 per $100,000 principal amount of Notes validly tendered by registered holders of the Notes prior to the expiration of the Tender Offer immediately after 11:59 p.m., Eastern Time, on December 7, 2015, and accepted for purchase by the Company, plus accrued and unpaid interest on such Notes from the last interest payment date to, but not including, the date of payment for such Notes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated December 8, 2015, announcing the expiration and results of the Tender Offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:	/s/Stuart M. Brightman
Stuart M. Brightman
President & Chief Executive Officer
Date: December 8, 2015

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated December 8, 2015, announcing the expiration and results of the Tender Offer.

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